Heritage

                   AMENDMENT NO. 3 TO LEASE AGREEMENT

     THIS AMENDMENT NO. 3 TO LEASE AGREEMENT (this "Amendment No. 3") is made this 3 day of September, 1998, by and between HERITAGE
ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership (the "Landlord"), and ET-SUB MERIDIAN LIMITED PARTNERSHIP, L.L.P., a
Virginia limited liability partnership ("Tenant").

                                RECITALS

     A. Landlord and Meridian Healthcare, Inc. (formerly known as MHC Acquisition Corporation), a Pennsylvania corporation ("Meridian"), entered into a Lease Agreement dated as of November 30, 1993 (the "Original Lease Agreement"), wherein Landlord leased to Meridian certain real property and the improvements thereon known as Meridian Nursing Center-Heritage, located in Baltimore County, Maryland, as more particularly described in Exhibit A attached hereto (the "Property"), upon the terms and conditions set forth in the Lease.

     B. The Original Lease Agreement previously has been amended by that certain Amendment No. 1 to Lease Agreement dated as of August 1, 1994 ("Amendment No. 1") and that certain Amendment No. 2 to Lease Agreement dated as of August 1, 1994 ("Amendment No. 2"; the Original Lease Agreement as amended by Amendment No. 1 and Amendment No. 2 hereinafter shall be known as the "Lease Agreement").

     C. By Assignment of Lease Agreement of even date herewith, Meridian has assigned all of its right, title and interest as tenant under the Lease to Tenant.

     D. Landlord and Tenant now desire to amend certain terms and conditions of the Lease Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, Landlord and Tenant hereby agree as follows:

     1. The foregoing Recitals are hereby incorporated herein by reference. The defined terms used in the Lease Agreement shall have the same meaning when used herein, unless a contrary intent is indicated.

     2. Landlord and Tenant agree that the fair market value of that portion of the Premises leased by Tenant that consists of personal property accounts (including any personal property that will be treated as property of the Landlord under Section 13.01 of the Lease Agreement) for less than ten percent (10%) of the aggregate fair market value of the Premises.

     3. Section 1.02 of the Lease Agreement hereby is deleted in its entirety and in lieu thereof is inserted the following:

          Section 1.02 The term of the Lease (the "Initial Term") commenced on November 30, 1993 (the "Commencement Date") and shall end onMarch 1, 2009.

     4. Section 1.03 of the Lease Agreement hereby is deleted in its entirety and in lieu thereof is inserted the following:

          Section 1.03 Tenant shall have the option to renew this Lease for one ten (10) year term (the "Renewal Term") provided that Tenant shall give Landlord notice of intent to renew at least twelve (12) months prior to the expiration of the Initial Term and that Tenant shall not be in default beyond any applicable notice and cure periods hereunder. The Renewal Term shall begin on the day after the Initial Term ends and shall end on the tenth anniversary of the last day of the Initial Term. The Initial Term and the Renewal Term are hereinafter collectively referred to as the "Term". The Initial Term and Renewal Term shall be extended if necessary to allow Tenant to exercise its rights under the last two sentences of Paragraph 2.A. of the Purchase Option.

     5. Section 2.01 of the Lease Agreement hereby is deleted in its entirety and in lieu thereof is inserted the following:

         Section 2.01 The amounts required to be paid pursuant to this
     Section 2.01 are called "Basic Rent". For each Lease Year (as defined in Article 31) commencing with the Lease Year that commences on the date hereof and continuing until the end of the Initial Term, Tenant shall pay to Landlord in lawful money of the United States of America, or by check subject to collection, at the address of Landlord specified above or at such other place as Landlord may from time to time designate, without any deduction or offset, the amounts set forth on Exhibit B hereto. For each Lease Year during the Renewal Term, if any, the Basic Rent shall be the greatest of (a) the amounts set forth on Exhibit B hereto, (b) the amount that would provide a debt service coverage of 1.3:1 on a loan in the principal amount of the outstanding balance under the Loan Documents on the first day of the Renewal Term, at the then prevailing interest rate, having a fully amortizing schedule of 25 years or (c) the Fair Rental Value (as defined in Article 31).

     Basic Rent shall be payable in advance in equal monthly installments due on the first day of each calendar month during the Term.

          So long as any amounts are outstanding to German American Capital Corporation or any successor or assignee thereof (the "Lender") under those certain Note, Deed of Trust/Mortgage, Loan Agreement or other documents executed in connection with the loan (the "Loan") from Lender to Landlord of even date herewith (collectively, the "Loan Documents"), Tenant shall make all payments of Basic Rent, additional rent, and all escrows, impounds, and reserves as required by Lender pursuant to the Loan Documents into the "Deposit Account" established pursuant to that certain Deposit Account Agreement dated of even date herewith among Landlord, the Lender and the Deposit Bank (as defined therein), whether or not any of such escrows, impounds, or reserves are otherwise specifically required under the terms of this Lease.

     6. Section 4.02.A. of the Lease Agreement hereby is amended to insert the following at the end of the paragraph:

     ; provided, however, that if proceeds of insurance payable by reason of any loss or damage to the Leased Property are less than $100,000, such amount shall be paid to Tenant only.

     7. Section 8.03 of the Lease Agreement hereby is amended to delete the first sentence and in lieu thereof is inserted the following:

          Anything herein to the contrary notwithstanding, in the event the Premises is totally or partially destroyed and cannot be used as a nursing home, and the Premises cannot be fully repaired or restored within a nine (9) month period from the date of damage or destruction to substantially the same condition as existed immediately before the damage or destruction, then Tenant shall have the right and option to either (A) terminate this Lease by giving Landlord notice of such termination within sixty (60) days after the date of such damage or destruction, and the effective date shall be thirty (30) days following such notice of termination or (B) exercise the Purchase Option (as defined in Section 31.01) within sixty (60) days after the date of such damage or destruction, and Tenant shall be entitled to receive, and Landlord shall assign to Tenant all of its right, title and interest in any insurance proceeds applicable to the Premises.

     8. Section 8.06 of the Lease Agreement is hereby deleted in its entirety.

     9. Section 11.01 of the Lease Agreement hereby is amended by the deletion of the last sentence therefrom.

     10. Notwithstanding Section 13.03 or Article 24 of the Lease Agreement to the contrary, Landlord acknowledges that Tenant itself shall not be obligated to operate a nursing home on the Premises or to maintain a license to operate a nursing home on the Premises;
provided, however, that Tenant agrees that during the term of the Lease Agreement it will sublease the Premises to an entity that will operate a nursing home on the Premises and that such sublease will require the subtenant to maintain a license to operate a nursing home on the Premises.

     11. Section 17.04 of the Lease Agreement hereby is amended by the deletion of the second sentence thereof.

     12. Section 22.01 of the Lease Agreement hereby is modified to require each party to deliver the certificate described in said Section
22.01 within twenty (20) days after written request therefor.

     13. The notice address for Tenant set forth in Section 23.01 of the Lease Agreement hereby is modified and restated in its entirety to read as follows:


          If to Tenant:

             ET Sub-Meridian Limited Partnership, L.L.P.
             c/o ET Meridian, L.L.C.
             101 East State Street
             Suite 100
             Kennett Square, Pennsylvania 19348
             Attention:  Edward B. Romanov, Jr.
             Sole Member

          With a required copy to:

             Hogan & Hartson L.L.P.
             8300 Greensboro Drive
             McLean, Virginia 22102
             Attention:  Lee E. Berner, Esq.

     14. The notice address for Landlord set forth in Section 23.01 of the Lease Agreement hereby is modified and restated in its entirety to read as follows:

          If to Landlord:

             c/o Fairmount Associates, Inc.
             515 Fairmount Avenue, Suite 900
             Towson, Maryland 21286

         With a required copy to:

             Piper & Marbury L.L.P.
             36 South Charles Street
             Baltimore, Maryland 21201
             Attention:  Edward J. Levin, Esq.

     15. Section 31.01C of the Lease Agreement hereby is deleted in its entirety and in lieu thereof is inserted the following:

     "Fee Mortgagee" and "Fee Mortgage" mean the holder and the mortgage lien respectively of any mortgage or deed of trust secured by Landlord's fee simple interest in the Premises existing on the date of Amendment and any future such future holder and lien approved by Tenant in its sole and absolute discretion.

     16. The definition of "Lease Year" set forth in Section 31.01F of the Lease Agreement hereby is amended by the insertion, at the end thereof, of the following:

     Notwithstanding the foregoing, the Lease Year that commenced on December 1, 1997 shall terminate on the date prior to the date hereof. Commencing on the date hereof, "Lease Year" shall mean each one year period that commences on the month and day hereof and ends on the month and day immediately preceding the month and day hereof in the following year, or, in the case of the final Lease Year, ends on the last day of the Term.

     17. In the event there is a default under the Loan Documents caused by a default by Tenant's subtenant under any sublease agreement and the Premises is released from lien imposed by the Loan Documents, Tenant shall be responsible for the payment of any and all costs of the release of the Premises pursuant to the terms and conditions of the Loan Documents, including, but not limited to, the cost of any prepayment penalty and defeasance costs.

     18.  The following covenants are hereby added to the Lease
Agreement:

     (a) Landlord agrees that it will not consent to a request by Lender for any additional reserves under the terms and conditions of the Loan Documents without the consent of Tenant; and

     (b) Landlord agrees that it will not consent to a request by Lender for any additional reporting requirements under the terms and conditions of the Loan Documents without the consent of Tenant.

     19. Notwithstanding anything to the contrary contained in the Lease Agreement, the Lease Agreement and all of the terms and provisions thereof shall be subject and subordinate to the terms and provisions of that certain Four Party Subordination, Non-Disturbance and Attornment Agreement dated of even date herewith among German American Capital Corporation, a Maryland corporation (the Fee Mortgagee on the date hereof), Landlord, Tenant and Meridian.

     20. The terms of the Lease Agreement, except as expressly modified hereby, shall remain in full force and effect and are hereby ratified and confirmed by the Landlord and Tenant. All references in the Lease Agreement and in all other documents and instruments executed and delivered in connection therewith hereinafter shall be deemed to be a reference to the Lease Agreement as amended by this Amendment.



                        [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 to Lease Agreement or have caused this Amendment No. 3 to Lease Agreement to be duly executed as of the day and year first above written.

                                    LANDLORD:

                                    HERITAGE ASSOCIATES LIMITED
                                    PARTNERSHIP, a Maryland limited
                                    partnership

                                    By:  MHC Holding Company SPV #3, a
                                         Maryland corporation, general
                                         partner

                                    By: /s/ Elizabeth K. Hochwarth
                                    Name:   Elizabeth K. Hochwarth
                                    Title:  Vice President


                                    TENANT:

                                    ET SUB-MERIDIAN LIMITED
                                    PARTNERSHIP, L.L.P., a Virginia
                                    limited liability partnership

                                    By:  ET Meridian, L.L.C., a Delaware
                                         limited liability company,
                                         general partner



                                    By:  /s/ Edward B. Romanov, Jr.
                                         Edward B. Romanov, Jr.
                                         Managing Member



                         [Continued on following page]


STATE OF NEW YORK:  )
                    ) to-wit:
COUNTY OF NEW YORK: )

     BE IT REMEMBERED, that on this 2nd day of September, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Elizabeth K. Hochwarth who acknowledged himself/ herself to be the Vice President of MHC Holding Company SPV #3, general partner of Heritage Associates Limited Partnership, a Maryland limited partnership and that he/she, being authorized to do so, executed the foregoing instrument, as such general partner on behalf of the said Partnership.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                       /s/ Kimberley J. Frank
                                       Notary Public

                                       My Commission Expires:


[NOTARIAL SEAL]


STATE OF NEW YORK:  )
                    ) to-wit:
COUNTY OF NEW YORK: )

     BE IT REMEMBERED, that on this 2nd day of September, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Edward B. Romanov, Jr., who acknowledged himself to be the managing member of ET Meridian, L.L.C., general partner of ET Sub-Meridian Limited Partnership, L.L.P., a Virginia limited liability partnership and that he, being authorized to do so, executed the foregoing instrument, as such general partner on behalf of the said Partnership.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                     /s/ Kimberley J. Frank
                                     Notary Public

                                     My Commission Expires:

[NOTARIAL SEAL]




                                EXHIBIT A


                            Legal Description

BEGINNING for the same on the North side of German Hill Road at the corner of Lot No. 6 running thence Westerly along the German Hill Road
204.96 feet to the whole outline of the property conveyed to the Cityco Realty Company by Ambrose Hessler thence Northerly along said outline
450.66 feet to Lot No. 38 thence Easterly along Lot No. 38, 207.93 feet to Lot No. 7 thence Southerly along Lots Nos. 7 and 6, 491.13 feet to the place of beginning.

BEING known and designated as Lot No. 5 on a Plat entitled "Beverly Farms" which plat is recorded among the Plat Records of Baltimore
County in Plat Book W.P.C. No. 4, folio 80.

The improvements thereon being known as No. 7308 German Hill Road.

SAVING AND EXCEPTING THEREFROM all that strip of land of irregular dimensions containing 0.1764 acres, more or less, which was granted and conveyed by August H. Koch and Catherine Koch, his wife, to Baltimore County, Maryland, for the widening of German Hill Road by Deed dated March 5, 1964 and recorded among the Land Records of Baltimore County in Liber R.R.G. 4276, folio 285; reference to which Deed and Plat attached thereto is made for a more complete description thereof.



                               Exhibit B

                               Heritage


Rent for year ending           Annualized                 Monthly
Ending August 31,                 Rent                     Rent
--------------------           ----------               -----------
1999                              720,214                 60,017.83
2000                              720,214                 60,017.83
2001                              720,214                 60,017.83
2002                              720,214                 60,017.83
2003                              720,214                 60,017.83
2004                              720,214                 60,017.83
2005                              720,214                 60,017.83
2006                              720,214                 60,017.83
2007                              720,214                 60,017.83
2008                              906,589                 75,549.08


Renewal rent if renewal rent is 2.5% per year compounded annually starting 9/1/98

Initial Genesis Rent			Renewal Rent
--------------------                ------------
  1,688,354                          2,161,236